Exhibit 99.7

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of iMedia Brands, Inc., a Minnesota corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: June 23, 2021

Invicta Media Investments, LLC

By:	/s/ Eyal Lalo
Name:	Eyal Lalo
Title:	Manager

Invicta Watch Company of America, Inc.

By:	/s/ Eyal Lalo
Name:	Eyal Lalo
Title:	Chief Executive Officer

/s/ Eyal Lalo
Eyal Lalo

Famjams Trading, LLC

By:	/s/ Michael Friedman
Name:	Michael Friedman
Title:	President and Sole Member and Manager

/s/ Michael Friedman
Michael Friedman

/s/ Leah Friedman
Leah Friedman